Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No.333-222897) on Form S-8 of our report dated August 31, 2018, relating to our audits of the consolidated financial statements of BoxScore Brands Inc. (formerly U-Vend, Inc. and Subsidiaries) as of and for the years ended December 31 2017 and 2016 which appears in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 31, 2018.

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York

August 31, 2018